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                                                                   EXHIBIT 10.26

                                STANDARD DOCUMENT
                               BETWEEN VBA AND FPN


         Aalsmeer Flower Auction, Legmeerdijk 313, 1431 GB, Aalsmeer, represented by Mr. D. `t Hooft, General Manager, hereinafter referred to as "VBA" and Flower Purchase Network-Floraplex, the Netherlands, a subsidiary of World Commerce Online, Inc., Vondelstraat 138, 1054 GT Amsterdam, represented by its director Mr. Nils van Beek, hereinafter referred to as "FPN".

         Considering that:

               a. The VBA facilitates the classification of quality of the supplied ornamental flowers and plants and the payment to the suppliers.

               b. FPN offers suppliers worldwide the opportunity to market theirs ornamental flowers and plants though its Internet e-commerce network.

               c. FPN has invested in the information technology and marketing of its trading system through the Internet.

               d. FPN will be responsible for the cost of logistics.

               e. VBA and FPN will utilize each other's services, therefore increasing the turnover of both parties.

               In this respect, both parties have agreed as follows:

         1. FPN respects the agreements (the standard conditions) that are made between VBA and their suppliers, unless specified otherwise.

         2. Suppliers/buyers which use the VBA, by way of the services of FPN, must let their payment transactions take place through the VBA.

         3. According to the VBA guidelines, after deduction of the commission rate charged by the VBA, these funds will be directly paid to the suppliers.

         4. This agreement is effective immediately until December 31, 2005 and will be extended at that time by periods of one year. Cancellation by either of the parties after the automatic extension, can only take place three months prior to the end of the calendar year.

         5. The conditions regarding the administrative process of each sale (chapter 3 of the VBA auction guidelines) will be discussed at a later date by the parties.

         6. VBA and FPN agree on complete confidentiality regarding the system and its marketing.

         The above parties have hereunto affixed their signatures as of the 8th day of December, 1999.

Flower Purchase Network-Floraplex,                   Aalsmeer Flower Auction
the Netherlands,
a subsidiary of World Commerce Online, Inc.

By:  /s/ Nils van Beek                           By:  /s/ D. `t Hooft
   ----------------------                           ----------------------
Dated: December 8, 1999                          Dated: December 8, 1999